UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 11, 2010


                            THE X-CHANGE CORPORATION
        (Exact name of small business issuer as specified in its charter)

                        Commission File Number: 002-41703

         Nevada                                               90-0156146
(State of incorporation)                                (IRS Employer ID Number)

12655 North Central Expressway, Suite 1000 Dallas TX            75243
      (Address of principal executive offices)                (Zip Code)

                                 (972) 386-7350
                         (Registrant's telephone number)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written  communications  pursuant to Rule 425 under the  Securities  Act (17
    CFR230.425)

[ ] Soliciting  material  pursuant to Rule 14a 12 under the Exchange Act (17 CFR
    240.14a 12)

[ ] Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange
    Act (17 CFR 240.14d 2(b))

[ ] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange
    Act (17 CFR 240.13e 4(c))
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ITEM 8.01 - OTHER EVENTS

Previously Announced Prospective Acquisitions

On August 16, 2010, The X-Change Corporation (Company) announced the pending acquisition of IPTV World, a company based in Los Angeles with hosting facilities in the famous One Wilshire carrier hotel. This acquisition was subject to the execution of a definitive agreement and the completion of appropriate due diligence by all parties

On September 8, 2010, The X-Change Corporation (Company) announced the pending acquisition of Genesis Key, Inc. (Genesis Key), based in Washington, DC. This acquisition was subject to the execution of a definitive agreement and the completion of appropriate due diligence by all parties.

On September 20, 2010, The X-Change Corporation (Company) announced that the Company has signed an agreement to acquire Cybertel USA, Inc., based in Los Angeles, California, for $800,000 cash payable to the shareholders of Cybertel USA in exchange for 100% of the issued and outstanding stock of Cybertel USA, Inc. The closing of this transaction remains subject to the completion of appropriate due diligence by all parties.

On October 7, 2010, the Company announced that it was unable to conclude definitive agreements in all previously announced acquisitions of IPTV World, Genesis Key, Inc. and Cybertel USA and will not be acquiring these companies.

New Prospective Acquisition

On October 7, 2010, The X-Change Corporation (Company) announced that it has signed an agreement to acquire 21-Century Silicon, Inc., based in Richardson, Texas (21-Century Silicon). The terms of the acquisition is anticipated to involve a change in control of the Company and the appointment of new directors. As of the date of this report, the Company is anticipated to issue 20,000,000 shares of the Company's unregistered, restricted common stock to the shareholders of 21-Century Silicon in exchange for 100 percent of the issued and outstanding stock of 21-Century Silicon.

21-Century Silicon (www.21-centurysilicon.com) manufactures high-purity silicon for the photovoltaics/solar-energy industry. The company's core manufacturing technology is based upon a proprietary furnace design that achieves solar-grade polysilicon manufacturing at half the cost of conventional methods. Combined with its patent-pending methods, 21-Century Silicon's manufacturing process is a revolution within the industry and will position the company as a major player within the solar supply chain.

Known in the industry as 6N Silicon, the company's product meets the specifications of photovoltaic supply companies. In contrast to its competition, the company manufactures silicon at a low cost, with minimal production time, and with virtually no environmental hazards. 21-Century is focused on meeting the supply needs of the solar industry while maintaining its environmentally friendly manufacturing process.

21-Century Silicon's technology was developed in 2005 by Dr. H. Bruce Li, and 21-Century Silicon was formed in 2006. Investments in 21-Century Silicon include $3.5 million awarded by the Texas Emerging Technology Fund. In March 5, 2009, 21-Century Silicon closed on $5.8 million in a second round of funding and is now preparing for a third round estimated to be $5 million. The use of proceeds will be to scale operations to a total of six furnaces, each producing 200 tons of solar-grade silicon by the end of 2011.

Prospective Company Executive Personnel

Peter Mei, 21-Century Silicon's Chairman/CEO, a senior member of IEEE, followed a 15-year career in corporate research and development at Texas Instruments with service as technical marketing vice president for leading semiconductor supplier, GlobiTech.

H. Bruce Ki, Ph.D., PE, 21-Century Silicon's Founder, President, and Chief Technology Officer, received a B.S. degree in chemical engineering from National Taiwan University and the M.S. and Ph.D. in physics from Oklahoma State
University. With a background in chemistry, physics, colloidal material, semiconductor process, fuel cell process and structure, and nuclear engineering, Dr. Li founded 21Century Silicon after 16 years at Texas Instruments.

Esitmated Market Demand

On October 11, 2010, the Company and 21-Century Silicon released additional information related to 21-Century Silicon's proprietary carbothermic reduction furnace technology. 21-Century Silicon produces solar-grade silicon, used in manufacturing photovoltaic ("solar") panels. 21-Century's mini-mill strategy takes advantage of pure material supplies and multiple continuous-process furnaces to produce silicon at a low manufacturing cost per kilo, which is estimated to be about half of the cost per kilo of other competitive processes. 21-Century Silicon's new furnaces have a capacity of 200 metric tons per year each, using a continuous-feed process that can be unloaded on the fly without costly furnace shutdowns. The high-grade purity of the silicon produced is reflected in low contaminant levels, more specifically with boron and phosphorus concentrations measuring less than one part per billion. The rapid growth of the solar-panel industry has put substantial pressure on traditional suppliers, who are unable to economically produce silicon at today's market prices. 21-Century believes it can manufacture photovoltaic silicon at a much lower cost because of flexible scaling, low capital cost, fast cycle time, easy process tuning, and a facility set-up time of approximately nine months, which in aggregate enable the company to compete profitably.

In discussing the company's prospects, 21-Century's Chairman and CEO, Peter Mei, said, "Many of our early and second-stage investors are consumers of silicon, and the economy of our process is what attracted them to us. We hold memoranda of understanding from several of these investors, indicating their intention to place orders with us totaling $490 million. We are eager to build out our next-generation furnaces and begin production and delivery to them and other buyers."

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.              Description of Exhibit
-----------              ----------------------

   99.1              October 7, 2010 Press Release

   99.2              October 11, 2010 Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       THE X-CHANGE CORPORATION


Dated: October 13, 2010                By: /s/ Haviland Wright
                                           -------------------------------------
                                           Haviland Wright
                                           Chief Executive Officer and Acting
                                           Chief Financial Officer

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